UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 1, 2017

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, Liberty Tax, Inc. (the "Company") entered into amendments to the existing employment agreements (each, an "Employment Agreement") with Vanessa M. Szajnoga, Vice President and General Counsel and Michael S. Piper, Vice President of Financial Products (each, an "Amendment") to bring certain terms of those agreements into conformity with other executive officer agreements. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the applicable Employment Agreement, as amended.

Ms. Szajnoga's Employment Agreement, dated November 24, 2015, as modified by the Amendment, includes the following: (i) for all fiscal years, Ms. Szajnoga is eligible to receive a Bonus of thirty-five percent of her Base Salary. The eligibility of the Bonus shall be determined on a basis consistent with executive officers of the Company and (ii) if Ms. Szajnoga's employment is terminated by her for Good Reason, by the Company without Cause or as a result of her Employment-Related Death or Disability, she is entitled the accelerated vesting of any incentive stock awards, including options that were not vested as of the date of her termination.

Mr. Piper's Employment Agreement, dated July 31, 2015, as modified by the Amendment, provides that if Mr. Piper terminates his employment for Good Reason, or he is terminated by the Company without Cause or as a result of his Employment-Related Death or Disability, he is entitled to the following: (i) the payment of an amount equal to his monthly base salary multiplied by 12; (ii) the accelerated vesting of any incentive stock awards, including options, that were not vested as of the date of his termination; and (iii) continued coverage at the Company's expense under any medical, dental, life insurance and disability policies for a period of 12 months, unless Mr. Piper becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer.

The foregoing description of the Amendments is a summary of the material terms and is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, effective as of June 1, 2017, by and among Liberty Tax, Inc. and JTH Tax, Inc. and Vanessa M. Szajnoga
10.2	Amendment to Employment Agreement, effective as of June 1, 2017, by and among Liberty Tax, Inc. and JTH Tax, Inc. and Michael S. Piper

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: June 7, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

EXHIBIT INDEX

10.1	Amendment to Employment Agreement, effective as of June 1, 2017, by and among Liberty Tax, Inc. and JTH Tax, Inc. and Vanessa M. Szajnoga
10.2	Amendment to Employment Agreement, effective as of June 1, 2017, by and among Liberty Tax, Inc. and JTH Tax, Inc. and Michael S. Piper